UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 9, 2016

8point3 Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1-37447	47-3298142
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Rio Robles San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 240-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Kern Phase 1(b) Acquisition and Amendment to Omnibus Agreement

As previously disclosed, on January 26, 2016, 8point3 Operating Company, LLC (“OpCo”), a wholly-owned subsidiary of 8point3 Energy Partners LP (the “Partnership”), entered into a Purchase, Sale and Contribution Agreement (the “Purchase Agreement”) with SunPower Corporation (“SunPower”), pursuant to which OpCo agreed to purchase (the “Acquisition”) a 20.23 MWac photovoltaic solar generating project located in Kern County, CA and which consists or will consist of solar generation systems attached to fixed-tilt carports located at 27 school sites in the Kern High School District (the “Kern Project”). Ownership and cash flows of the Kern Project are subject to a tax equity financing arrangement with an affiliate of Wells Fargo & Company.  The Acquisition will be effectuated in three phases:

(i) on January 26, 2016, simultaneously with the execution of the Purchase Agreement, 8point3 OpCo Holdings, LLC, a wholly-owned subsidiary of OpCo (“OpCo Holdings”), acquired 100% of the class B limited liability company interests of SunPower Commercial II Class B, LLC (“Kern Holdco”), which indirectly holds the Phase 1(a) assets as of such date;

(ii) on September 9, 2016, OpCo caused OpCo Holdings to make a contribution of capital to Kern Holdco, which was used to acquire the Phase 1(b) assets from a SunPower subsidiary (the “Phase 1(b) Acquisition”); and

(iii) at a future closing date, which is expected to occur in, or prior to, the fiscal quarter ending February 28, 2017, OpCo will cause OpCo Holdings to make an additional contribution of capital to Kern Holdco, which will be used to acquire the Phase 2 assets from a SunPower subsidiary.

As previously disclosed, OpCo will pay an aggregate purchase price of $35.0 million in cash for the interest it acquires in the Kern Project, with a portion of such purchase price payable at the closing of each phase based upon the MWac of the assets in such phase.

On September 9, 2016, in connection with the Phase 1(b) Acquisition, the Partnership entered into Amendment No. 2 to Amended and Restated Omnibus Agreement (the “Omnibus Amendment”) with the Partnership’s general partner, 8point3 General Partner, LLC (the “General Partner”), 8point3 Holding Company, LLC (“Holdings”), First Solar, Inc., SunPower and OpCo. The Omnibus Amendment amends the schedules to the parties’ existing Omnibus Agreement to include the solar systems held indirectly by Kern Holdco at the closing of the Phase 1(b) Acquisition for all purposes and to amend the existing description of the Phase 1(a) assets to describe them by individual site location (as opposed to on an aggregate basis).

All other material terms and conditions of the agreement were unchanged.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Omnibus Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 9, 2016, OpCo completed the Phase 1(b) Acquisition pursuant to the terms of the Purchase Agreement. OpCo funded 100% of the purchase price for the Phase 1(b) Acquisition with cash on hand. The description of the Phase 1(b) Acquisition included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The terms of the Acquisition were approved by the board of directors (the “Board”) of the General Partner, and by the conflicts committee of the Board, which consists entirely of independent directors. The conflicts committee of the Board engaged an independent financial advisor and legal counsel to assist in evaluating the Acquisition.

Immediately prior to the closing of the Phase 1(b) Acquisition, SunPower owned 8,778,190 common units and 20,104,885 subordinated units in OpCo, representing a 40.7% economic interest in OpCo. In addition, immediately prior to the closing of the Phase 1(b) Acquisition, SunPower owned 28,883,075 Class B shares in the Partnership. SunPower also owned a 50% interest in Holdings, which holds all the incentive distribution rights in OpCo and is the sole member of the General Partner.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Number	Description
10.1

Amendment No. 2 to Amended and Restated Omnibus Agreement dated September 9, 2016, by and among 8point3 Operating Company, LLC, 8point3 General Partner, LLC, 8point3 Holding Company, LLC, 8point3 Energy Partners LP, First Solar, Inc. and SunPower Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

8POINT3 ENERGY PARTNERS LP

By:	8point3 General Partner, LLC, its general partner

By:	/s/ Jason E. Dymbort
Jason E. Dymbort
General Counsel

Date: September 14, 2016

INDEX TO EXHIBITS

Number	Description
10.1

Amendment No. 2 to Amended and Restated Omnibus Agreement dated September 9, 2016, by and among 8point3 Operating Company, LLC, 8point3 General Partner, LLC, 8point3 Holding Company, LLC, 8point3 Energy Partners LP, First Solar, Inc. and SunPower Corporation.